UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 10, 2012, STR Holdings, Inc. (“STR” or the “Company”) announced that Barry A. Morris has been appointed as the Company’s Executive Vice President and Chief Operating Officer and Joseph C. Radziewicz has been appointed as the Company’s Vice President and Chief Financial Officer and Chief Accounting Officer, each effective September 17, 2012. Mr. Radziewicz will succeed Mr. Morris as the Company’s Chief Financial Officer.

Mr. Morris, age 57, has served as STR’s Executive Vice President and Chief Financial Officer since September 2008 and prior to that served as STR’s Vice President and Chief Financial Officer since 2002.  Prior to joining the Company, Mr. Morris was Chief Financial Officer of General Bearing Corporation as well as Director of Financial Services and Corporate Controller for BTR Inc.

Mr. Morris entered into an employment agreement with the Company’s subsidiary, Specialized Technology Resources, Inc., on June 15, 2007. It is anticipated that the employment agreement with Mr. Morris will be amended to reflect his appointment as Chief Operating Officer.

Mr. Morris was not selected as Chief Operating Officer pursuant to any arrangement or understanding between him or any other person. There are no family relationships between Mr. Morris and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or currently proposed transaction in which the Company is or was to be a party and in which Mr. Morris or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Radziewicz, age 37, served as STR’s Controller and Principal Accounting Officer since January 2009. Prior to joining the Company, Mr. Radziewicz held global financial positions at The Stanley Works from February 2005 until December 2008 rising from Technical Accounting Manager to Senior Treasury Manager.  Previously, Mr. Radziewicz was a Manager with Pricewaterhouse Coppers, LLP from September 1997 to January 2005. Mr. Radziewicz will remain as the Company’s Chief Accounting Officer.

Mr. Radziewicz and the Company have not entered into an employment agreement. Mr. Radziewicz was not selected as Chief Financial Officer pursuant to any arrangement or understanding between him or any other person. There are no family relationships between Mr. Radziewicz and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or currently proposed transaction in which the Company is or was to be a party and in which Mr. Radziewicz or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Morris as Executive Vice President and Chief Operating Officer and Mr. Radziewicz as Vice President and Chief Financial Officer is filed as Exhibit 99.1 hereto and incorporated by reference.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press release entitled “STR Holdings Announces Executive Management Promotions “ issued by the Company on September 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: September 10, 2012	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “STR Holdings Announces Executive Management Promotions” issued by the Company on September 10, 2012.